SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]]	Soliciting Material Pursuant to Rule 14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified In Its Charter)

PATRICK A. JORSTAD

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 9, 2004

Mr. Patrick A. Jorstad

6300 Stevenson Avenue, #413

Alexandria, VA 22304

(703) 370-5837

Dear Fellow State Street Shareholder:

I have been a shareholder of State Street Corporation since 1996. During that time, I have grown increasingly concerned about the corporate governance practices at State Street. I have worked within the intra-corporate framework to voice my concerns to the Board of Directors, certain officers of the Corporation, and to my fellow shareholders.

This year, I have re-submitted a shareholder proposal that seeks to: (1) repeal the Corporation's staggered Board structure; (2) adopt annual election of all directors; and (3) permit a director's removal with or without cause. My reasons for advocating this measure are set forth in the enclosed proxy statement.

I believe that State Street has a rich history, and I also believe that it has a bright future ahead. Thank you for the opportunity to share my viewpoint with you. I would be pleased to answer any questions you may have about the enclosed proxy statement. I appreciate your time, and remain

Respectfully yours,

/s/ Patrick A. Jorstad

Patrick A. Jorstad

State Street Shareholder

PATRICK A. JORSTAD

PRELIMINARY PROXY STATEMENT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and the accompanying BLUE form of proxy card are scheduled to be sent to stockholders beginning on April 19, 2004. This information is furnished pursuant to Item 1 of Schedule 14A.

Who is soliciting my vote?

Mr. Patrick A. Jorstad ("Mr. Jorstad"), who is the beneficial owner of 321 whole shares of common stock as of February 27, 2004, is soliciting your vote for the 2004 Annual Meeting of Stockholders. Mr. Jorstad may solicit proxies by mail, phone, fax, or in person, and has borne all costs of this solicitation. This information is furnished pursuant to Items 4 and 5 of Schedule 14A.

What is the record date for the Annual Meeting?

According to the definitive proxy statement filed with the SEC by State Street Corporation on March 15, 2004, the record date has been fixed as of the close of business on February 27, 2004. This information is furnished pursuant to Item 6 of Schedule 14A.

How many votes can be cast by all stockholders?

According to the definitive proxy statement filed with the SEC by State Street Corporation on March 15, 2004, there are 335,514,378 shares of common stock outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter. This information is furnished pursuant to Item 6 of Schedule 14A.

How do I vote in person if I am a record holder?

According to the definitive proxy statement filed with the SEC by State Street Corporation on March 15, 2004, if you are a registered stockholder as of the record date for the Annual Meeting, you may vote in person at the meeting. The management of State Street has indicated that you must bring photo identification with you.

How do I vote by proxy if I am a record holder?

To vote by proxy, you should complete, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-paid envelope, or to Mr. Jorstad by fax or in person. To be able to vote your shares in accordance with your instructions at the meeting, Mr. Jorstad must receive your proxy as soon as possible but in any event prior to the meeting. You may also vote your shares by voting and returning the proxy card you received from the management of State Street.

What if I am not the record holder of my shares?

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You may contact the record holder directly to provide it with your voting instructions.

If you do not have record ownership of your shares and want to vote in person at the meeting, you may obtain a document called a "legal proxy" from the record holder of the shares and bring it to the meeting. In addition to this legal proxy, the management of State Street has indicated that in order to vote in person you must bring to the meeting photo identification and an account statement or a letter from the record holder indicating that you owned the shares as of the record date.

What are Mr. Jorstad's recommendations on how to vote my shares?

(1) Mr. Jorstad makes no recommendation with respect to the election of the five directors.

(2) Mr. Jorstad recommends that you vote FOR his proposal to exempt the Board of Directors from Massachusetts General Laws, Chapter 156B, Section 50A(a).

What if I want to revoke my proxy or change my voting instructions?

If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so by:

(1) delivering a later-dated proxy to either Mr. Jorstad or the Clerk of State Street; or

(2) delivering a written notice of revocation to either Mr. Jorstad or the Clerk of State Street; or

(3) voting in person at the meeting.

If you hold your shares in street name, you may change your vote by:

(1) submitting new voting instructions to your broker or nominee; or

(2) attending the meeting and voting in person, provided that you have obtained a legal proxy from the record holder giving you the right to vote your shares, and provided that you comply with management's photo ID and other access requirements, as set forth above.

What vote is required to approve each item?

According to the definitive proxy statement filed with the SEC by State Street Corporation on March 15, 2004, the five nominees for election as directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). The affirmative vote of two-thirds of all outstanding shares is necessary to exempt the Board of Directors from Massachusetts General Laws, Chapter 156B, Section 50A(a) (Item 2).

How will my shares be voted and counted?

If you give a proxy on the enclosed BLUE proxy card, your shares will only be voted as you direct. Therefore, please be sure to give instructions on each item if you execute the enclosed BLUE proxy.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by State Street to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes "for" a director. Shares properly voted to "abstain" on Item 2 are considered as shares that are present and entitled to vote for the purpose of determining a quorum, but will be treated as having voted against approval of Item 2.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") if the broker does not receive voting instructions from you. Under these rules, a broker may not vote in its discretion on Item 2. Shares that are subject to a broker non-vote are counted for determining the quorum but as not entitled to vote on the particular matter, so without voting instructions a broker non-vote will occur on Item 2. This will have the effect of these shares being voted against approval of Item 2.

When and where is the 2004 Annual Meeting of Shareholders set to take place?

According to the definitive proxy statement filed with the SEC by State Street's Board of Directors on March 15, 2004, the 2004 Annual Meeting is set to take place at 225 Franklin Street, Boston, Massachusetts at 10:00 a.m. ET on Wednesday, April 21, 2004. This information is furnished pursuant to Item 1(a) of Schedule 14A.

What is the address of the principal executive offices of the registrant?

According to the definitive proxy statement filed with the SEC by State Street's Board of Directors on March 15, 2004, the address of the principal executive offices of the registrant is as follows: 225 Franklin Street, Boston, Massachusetts 02110. This information is furnished pursuant to Item 1(a) of Schedule 14A.

What are the deadlines for submitting shareholder proposals for next year's annual meeting (i.e., the 2005 Annual Meeting)?

Please see the heading Proposals and Nominations by Stockholders later in this proxy statement. This information is furnished pursuant to Item 1(c) of Schedule 14A and Rule 14a-5(e).

REBUTTAL TO THE BOARD OF DIRECTORS' RECOMMENDATION

On March 15, 2004, the Board of Directors filed its definitive proxy statement for the 2004 Annual Meeting. Included in that proxy statement was the Board's recommendation to vote against Item 2, the shareholder proposal that Mr. Jorstad has submitted.

Mr. Jorstad notes that from the time that State Street's original Articles of Organization were filed in 1969, until 1990, the Corporation's Board of Directors was not classified or staggered. The Board of Directors' own statement bears this out by noting that the classified board structure has been "in place for the last 14 years" (page 27 of the State Street proxy statement).

What changed in 1990?

For the answer to that question, Mr. Jorstad turns to two sources: (1) Southgate & Glazer, Massachusetts Corporation Law and Practice, a treatise authored by attorneys at Ropes & Gray, State Street's external legal counsel; and (2) Southgate & Fine, Massachusetts Mandates Staggered Boards and Expands Tin Parachute Coverage, Insights, July 1990, also authored by two attorneys at Ropes & Gray.

According to both of these sources, Section 50A was adopted by the Massachusetts legislature in 1990 to protect the Norton Company, a Massachusetts corporation, from an unsolicited tender offer.

Southgate & Fine, at 23, includes a section entitled Background that recounts the history of Section 50A's enactment. On March 15, 1990, the Norton Company issued its proxy statement for the 1990 annual meeting, set to take place on April 26, 1990. Norton did not have a staggered board at the time. On March 16, 1990, BTR commenced a tender offer for Norton's stock. On April 12, 1990, BTR solicited proxies to replace Norton's board.

According to Southgate & Fine, at 23: "The new Massachusetts law was introduced in response to the BTR bid and proxy solicitation. It was rushed through the legislature and signed by the Governor on April 17. On April 25, the day before Norton's annual meeting, Norton announced that it had agreed to be acquired at a significant increase in price by [another company]. The contest suddenly ended; the special legislation remains."

Permission to use that quote was neither sought nor obtained.

Southgate & Glazer, the treatise authored by more than forty Ropes & Gray attorneys, notes that "[I]mmediately before that meeting [the 1990 Norton annual meeting], Norton agreed to be purchased by a white knight. Thus, Section 50A has not yet been tested in the courts. [Reference to the Southgate & Fine article]." (Southgate & Glazer, Section 8.1(e)(2), footnote 31.)

Permission to use that quote was neither sought nor obtained.

Mr. Jorstad does not believe that such a hastily-enacted piece of special legislation provides a sound basis for organizing the Board of Directors of State Street. Nor does Mr. Jorstad believe that opting out of this special legislative provision and returning to the previous system of annual director elections will detract from the Board's ability to focus on the long-term issues facing our company.

As for the Board's stated belief that its members are sufficiently independent to oversee management, Mr. Jorstad points to the relationship between the Corporation and the law firm of Ropes & Gray. At the last two consecutive annual meetings, the Chairman and CEO has refused to disclose the dollar amount of fees paid to the law firm while Mr. Truman S. Casner has sat on State Street's Board of Directors. Mr. Casner is a former partner at Ropes & Gray, and remains "of counsel" there, according to State Street's latest proxy statement, at page 11. Before Mr. Casner sat on State Street's Board, another Ropes & Gray partner sat on the Board for a number of years.

In support of its assessment of its own independence, the Board references the new corporate governance documents that are available on its website. The new corporate governance documents referenced in the Board's opposition statement are drafted in such a way that the dollar amount of fees paid to a firm such as Mr. Casner's must be disclosed only when the amount is the greater of: (1) a set dollar amount; or (2) a percentage of the firm's fees, rather than by making reference to the lesser of these two triggers.

Under Section 50A's staggered board structure, Mr. Casner's current term lasts until 2006, and he could only be removed by the shareholders in the meanwhile for "cause", which -- under Section 50A -- is narrowly defined.

Mr. Jorstad believes that the shareholders of this company -- the owners -- should have greater flexibility in choosing their representatives on the Board than the framework offered by Section 50A. He urges you to vote FOR Item 2.

PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

Stockholders who wish to present proposals for inclusion in State Street's proxy materials for the 2005 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and State Street's By-laws. To be eligible, the stockholder proposals must be received by the Corporation's Secretary on or before November 15, 2004.

Under State Street's current By-laws, proposals of business and nominations for directors other than those to be included in State Street's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2005 Annual Meeting must be delivered to the Secretary of State Street no earlier than January 21, 2005 and no later than February 20, 2005 unless the date of the 2005 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2004 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined in the By-laws), a stockholder's notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined in the By-laws) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

Stockholders' attention is also called to Rule 14a-4 under the Exchange Act.

OTHER MATTERS

Mr. Jorstad does not know of any other matters that may be presented for action at the meeting. Mr. Jorstad is not soliciting discretionary authority to vote on any such other matters, should such other matters be presented for a vote.

THIS PROXY IS SOLICITED ON BEHALF OF PATRICK A. JORSTAD

Annual Meeting of Stockholders -- April 21, 2004

PRELIMINARY FORM OF PROXY -- Anticipated Release Date: APRIL 19, 2004

The undersigned hereby appoints Patrick A. Jorstad, with full power of substitution, as proxy to vote all shares of Common Stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of State Street Corporation to be held at 225 Franklin Street, Boston, Massachusetts 02110 on April 21, 2004 at 10:00 a.m., or at any adjournment thereof, as indicated below.

The shares represented by this proxy will be voted only in accordance with the specifications made.

Item 1 Election of Five Directors (Mr. Jorstad makes no recommendation with respect to Item 1.)

K. Burnes        [  ] FOR  [  ] WITHHOLD

D. Gruber        [  ] FOR  [  ] WITHHOLD

L. Hill             [  ] FOR  [  ] WITHHOLD

C. Lamantia    [  ] FOR  [  ] WITHHOLD

R. Weissman  [  ] FOR  [  ] WITHHOLD

Item 2 To vote on a stockholder proposal to exempt the Board of Directors from Massachusetts General Laws, Chapter 156B, Section 50A(a). (Mr. Jorstad recommends a vote FOR Item 2.)

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

_____________________________________Signature

________________________Date